UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII	001-34187	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 24, 2014, Matson, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders, at which: (i) seven directors to the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, and (iii) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2014 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 10, 2014.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2014 Annual Meeting of Shareholders, were as follows:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Vote
W. Blake Baird	36,719,940	84,653	3,296,850
Michael J. Chun	36,663,693	140,900	3,296,850
Matthew J. Cox	36,709,373	95,220	3,296,850
Walter A. Dods, Jr.	36,265,577	539,016	3,296,850
Thomas B. Fargo	36,686,113	118,480	3,296,850
Constance H. Lau	36,729,002	75,591	3,296,850
Jeffrey N. Watanabe	36,661,591	143,002	3,296,850

Proposal 2: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
35,035,677	1,515,809	253,107	3,296,850

Proposal 3: Ratification of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Vote
39,858,446	176,494	66,503	—

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President and
Chief Financial Officer

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